As filed with the Securities and Exchange Commission on October 29, 2013.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DICE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-3179218
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1040 Avenue of the Americas, 16th Floor
New York, New York 10018
(212) 725-6550
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Brian P. Campbell, Esq.
Vice President, Business and Legal Affairs
Dice Holdings, Inc.
1040 Avenue of the Americas, 16th Floor
New York, New York 10018
(212) 725-6550
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

John C. Kennedy, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
(212) 373-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐            Accelerated filer  ☒            Non-accelerated filer  ☐            Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Unit(3)	Proposed Maximum Aggregate Offering Price(3)(4)	Amount of Registration Fee (6)
Primary Offering:
Common Stock(5)
Preferred Stock(5)
Total Primary Offering			$50,000,000	$6,440.00
Secondary Offering:
Common Stock	5,440,855	$8.71	$47,389,847	$6,103.81
Total Registration Fee			$97,389,847	$12,543.81

(1)
Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus contained in this Registration Statement is a combined prospectus relating to (i) $50,000,000 aggregate maximum offering price of primary offering securities and 5,440,855 shares of common stock to be offered for resale by selling stockholders registered hereunder and (ii) 18,261,544 shares of common stock to be offered for resale by selling stockholders, which are registered and remain unsold under Registration Statement No. 333−165483 filed by Dice Holdings, Inc. (the “Company”) on March 15, 2010, as amended, and declared effective by the Securities and Exchange Commission on May 18, 2010 (the “Prior Registration Statement”).

(2)
With regard to the securities included in the primary offering made hereby, the amount to be registered is not specified as to each class of securities to be registered pursuant to General Instruction II.D. An indeterminate aggregate initial offering price or number of shares of common stock or preferred stock of the Company is being registered as may from time to time be issued at currently indeterminable prices. Securities registered hereunder may be sold separately or together with other securities registered hereunder. With regard to the securities included in the secondary offering made hereby, pursuant to Rule 416 under the Securities Act, this registration statement shall be deemed to cover an indeterminate number of additional securities to be offered as a result of stock splits, stock dividends or similar transactions.

(3)
With regard to the securities included in the primary offering made hereby, the proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If any shares of preferred stock are issued at an original issue discount, then the amount registered will include the principal or liquidation amount of such securities measured by the initial offering price thereof.  With regard to the shares of common stock to be offered for resale by selling stockholders, the proposed maximum offering price per unit, proposed maximum aggregate offering price and the registration fee are computed based upon $8.71, the average high and low sale prices reported for the common stock of the Company on October 25, 2013 as reported by the New York Stock Exchange (“NYSE”), pursuant to Rule 457(c) under the Securities Act.

(4)	With regard to the securities included in the primary offering made hereby, estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.
(5)	Including an indeterminate number of shares of common stock as may from time to time be issued upon conversion or exchange of preferred stock.
(6)
$1,858.11 of such registration fee was previously paid in connection with the offering of shares of common stock and preferred stock by the Company under the Prior Registration Statement.  Pursuant to Rule 457(p) under the Securities Act, $1,858.11 which was paid in connection with $26,060,478.25 of shares of common stock and preferred stock which were registered in the primary offering under the Prior Registration Statement and remain unissued and unsold is being offset against the total registration fee due herewith and hereby serves to deregister $26,060,478.25 of unissued and unsold shares of common stock and preferred stock that would have been offered by the Company under the Prior Registration Statement.

Pursuant to Rule 429, the prospectus contained in this Registration Statement is a combined prospectus and also relates to 18,261,544 shares of common stock to be sold by certain selling stockholders which are registered and remain unsold under the Company’s Registration Statement on Form S-3 (File No. 333−165483). This Registration Statement, upon effectiveness, also constitutes post−effective amendment to the Prior Registration Statement. Such post−effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of, and Rule 429 under, the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated October 29, 2013

PROSPECTUS

Dice Holdings, Inc.

Common Stock
Preferred Stock

We may offer and sell from time to time up to an aggregate of $50,000,000 shares of our common stock or preferred stock, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering. In addition, the selling stockholders named in this prospectus may offer, from time to time and in one or more offerings, up to 23,702,399 shares of our common stock.

Each time we or the selling stockholders offer securities, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement.

Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “DHX.”

Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference in this prospectus from our filings made with the Securities and Exchange Commission.  See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2013

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time shares of our common stock or preferred stock, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $50,000,000 and the selling stockholders named in this prospectus may offer, from time to time in one or more offerings, up to an aggregate of 23,702,399 shares of our common stock. This prospectus provides you with a general description of the securities. Each time we offer the securities or the selling stockholders sell shares of common stock, we will provide a prospectus supplement that describes the terms of the offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. The registration statement can be read at the SEC web site (www.sec.gov) or at the SEC public reference room as discussed below under the heading “Where You Can Find More Information.”

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. Neither we nor the selling stockholders have authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. Neither we nor the selling stockholders are making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We and the selling stockholders may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the applicable prospectus supplement. We, the selling stockholders and our and their agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we or the selling stockholders offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

In this prospectus, the terms “Dice Holdings,” “we,” “us,” “our” and the “Company” refer to Dice Holdings, Inc.

THE COMPANY

Dice Holdings, Inc. is a leading provider of specialized websites for professional communities, including technology and engineering, financial services, energy, healthcare, and security clearance. Our mission is to help our customers source and hire the most qualified professionals in select and highly skilled occupations, and to help those professionals find the best job opportunities in their respective fields and further their careers. For more than 20 years, we have built our company by providing our customers with quick and easy access to high-quality, unique professional communities and offering those communities access to highly relevant career opportunities and information. Today, we serve multiple markets primarily in North America, Europe, Asia and Australia.

Through our online communities, professionals can manage their careers by finding relevant job opportunities and by building their knowledge through original and community-shared content. Generally, each of our websites are free for professionals to use. All of our websites are targeted to the specific needs of the professional community they serve. This enables employers, recruiters, staffing agencies, consulting firms and marketing professionals to effectively target and reach highly-valued audiences.  We serve multiple markets primarily in the United States.

We believe that our long operating history (through our predecessors we have been in the technology career development business for over 22 years) has enabled us to build brand recognition and a critical mass of both customers and professionals, which has given us a distinct competitive advantage in our categories. We believe as recruiting and marketing activities continue to migrate online and become increasingly targeted and specialized, both professionals and customers demand access to relevant industry and occupation-specific news, content, data, and recruiting services. Professionals can utilize the tools we provide to build their online professional profiles on specialized websites focused on select professional communities.

For a description of our business, financial condition, results of operations and other important information regarding Dice Holdings, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.” More information about us is also available through our website at www.diceholdingsinc.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement.

Our principal executive offices are located at 1040 Avenue of the Americas, 16th Floor, New York, New York 10018, telephone (212) 725-6550.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, and descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to:

•	increases in the unemployment rate, cyclicality or downturns in the United States or worldwide economy or the industries we serve, labor shortages, or job shortages;

•	concerns regarding the European debt crisis and market perceptions concerning the instability of the Euro;

•	competition from existing and future competitors;

•	changes in the recruiting and career services business and technologies, and the development of new products and services;

•	decreases or delays in business-to-business technology advertising spending could harm our ability to generate advertising revenue;

•	failure to develop and maintain our reputation and brand recognition;

•	failure to increase or maintain the number of customers who purchase recruitment packages;

•	failure to attract qualified professionals or grow the number of qualified professionals who use our websites;

•	failure to timely and efficiently scale and adapt our existing technology and network infrastructure;

•	capacity constraints, systems failures or breaches of network security;

•	compliance with laws and regulations concerning collection, storage and use of professionals’ personal information;

•	our indebtedness;

•	inability to borrow funds under our credit facility or refinance our debt;

•	results of operations fluctuate on a quarterly and annual basis;

•	periods of operating and net losses and history of bankruptcy;

•	covenants in our credit facility;

•	inability to successfully identify or integrate future acquisitions;

•	strain on our resources due to future growth;

•	misappropriation or misuse of our intellectual property, claims against us for intellectual property infringement or the failure to enforce our ownership or use of intellectual property;

•	control by our principal stockholders;

•	compliance with certain corporate governance requirements and costs incurred in connection with being a public company;

•	compliance with the continued listing standards of the NYSE;

•	failure to maintain internal controls over financial reporting;

•	loss of key executives and technical personnel;

•	U.S. and foreign government regulation of the Internet and taxation;

•	changes in foreign currency exchange rates;

•	failure to realize the full potential of our network;

•	decrease in user engagement;

•	failure to halt the operations of websites that aggregate our data, as well as data from other companies;

•	failure of Slashdot Media business to attract and retain users;

•	inability to retain Open Source projects and attract new Open Source projects;

•	our foreign operations;

•	inability to expand into international markets;

•	unfavorable decisions in proceedings related to future tax assessments;

•	taxation risks in various jurisdictions for past or future sales;

•	write-offs of goodwill; and

•	significant downturn not immediately reflected in our operating results.

These and other factors are more fully discussed elsewhere herein and in the documents incorporated by reference herein. These and other risks could cause actual results to differ materially from those implied by forward-looking statements herein and therein.

You should keep in mind that any forward-looking statement made by us herein and in the documents incorporated by reference herein speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no obligation to update any forward-looking statements herein or therein after the date hereof or thereof, except as required by federal securities laws.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference in this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

Unless we specify another use in any of the applicable prospectus supplements, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, debt repayment, working capital and/or capital expenditures.

We may also use such proceeds to fund acquisitions of businesses or technologies that complement our current business. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our ratios of earnings to fixed charges and preferred stock dividends are shown in the table below. For purposes of calculating the below ratios, earnings consist of income before taxes plus fixed charges during the period. Fixed charges means the sum of the following: (a) interest expensed, (b) amortized capitalized expenses related to indebtedness and (c) an estimate of the interest within rental expense. Preferred stock dividends represent the amount of pre-tax income required to pay the dividends on preferred shares. We have had no preferred shares outstanding since July 2007 and have not paid any dividends on preferred shares since 2007. The dividend on preferred shares in 2007 was declared and paid prior to our initial public offering.

	Dice Holdings, Inc.
	Nine months ended September 30,	Twelve months ended December 31,
	2013	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges and preferred stock dividends	19.61x	28.46x	27.19x	8.09x	3.94x	3.45x

SELLING STOCKHOLDERS

The selling stockholders named in the table below may from time to time offer and sell pursuant to this prospectus and any applicable prospectus supplement up to 23,702,399 shares of our common stock. When we refer to “selling stockholders” in this prospectus, we mean those persons listed in the table below, as well as their transferees, pledgees or donees or their successors. The selling stockholders may sell all, a portion or none of their shares at any time. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders. Except as otherwise indicated, each selling stockholder has sole voting and dispositive power with respect to such shares.

	Shares Beneficially Owned Before the Offering(1)		Maximum Number of Shares that May be Sold Hereunder	Shares Beneficially Owned After the Offering
Name of Beneficial Owner	Shares	%		Shares	%
General Atlantic Partners 79, L.P.(2)(3)	5,508,455	10.1	5,508,455	—	—
General Atlantic Partners 84, L.P.(2)(3)	523,196	*	523,196	—	—
GAP Coinvestments CDA, L.P.(2)(3)	1,145	*	1,145	—	—
GapStar, LLC(2)(3)	148,939	*	148,939	—	—
GAP-W, Holdings, L.P.(2)(3)	1,785,101	3.3	1,785,101	—	—
GAP Coinvestments III, LLC(2)(3)	465,563	*	465,563	—	—
GAP Coinvestments IV, LLC(2)(3)	107,928	*	107,928	—	—
GAPCO GmbH& Co., KG(2)(3)	13,498	*	13,498	—	—
Quadrangle Capital Partners II LP(3)(4)	7,577,991	13.9	7,577,991	—	—
Quadrangle Select Partners II LP(3)(4)	202,724	*	202,724	—	—
Quadrangle Capital Partners II-A LP(3)(4)	902,946	1.7	902,946	—	—
John P.R. Benson (5)(6)(7)	851,248	1.6	851,248	—	—
Brian Campbell (5)(8)	289,166	*	289,166	—	—
Michael P. Durney (5)(9)	1,704,363	3.1	1,704,363	—	—
Scot W. Melland (5)(10)	2,835,451	5.2	2,835,451	—	—
Constance Melrose (5)(11)	180,621	*	180,621	—	—
Thomas Silver (5)(12)	435,139	*	435,139	—	—
Kent Thompson (5)(13)	168,925	*	168,925	—	—

*	Less than 1%
(1)
Calculated pursuant to Rule 13(d)-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of October 25, 2013, at which date there were 54,586,474 aggregate shares of common stock outstanding.

(2)
General Atlantic LLC (“General Atlantic”) is the general partner of each of General Atlantic GenPar, L.P., a Delaware limited partnership (“GA GenPar”), General Atlantic Partners 79, L.P., a Delaware limited partnership (“GAP 79”), and GAP Coinvestments CDA, L.P., a Delaware limited partnership (“CDA”) and the managing member of GAP Coinvestments III, LLC, a Delaware limited liability company (“GAPCO III”) and GAP Coinvestments IV, LLC, a Delaware limited liability company (“GAPCO IV”). GA GenPar is the general partner of General Atlantic Partners 84, L.P., a Delaware limited partnership, and GAP-W Holdings, L.P., a Delaware limited partnership (“GAP-W”). The officers of GapStar, LLC, a Delaware limited liability company (“GapStar”), are managing directors of General Atlantic. GAPCO Management GmbH (“GmbH Management”) is the general partner of GAPCO GmbH & Co. KG (“KG” and, together with GAP 79, GAP 84, GAP-W, CDA, GapStar, GAPCO III, GAPCO IV and GmbH Management, the “General Atlantic Stockholders”). There are 22 managing directors of General Atlantic (the “GA Managing Directors”). General Atlantic, GA GenPar, GAP 79, GAP 84, GAP-W, CDA, GapStar, GAPCO III, GAPCO IV, GmbH Management and KG and are a “group,” as defined in Rule 13d-5 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and may be deemed to own beneficially any aggregate of 8,553,825 shares of the Common Stock, which represents approximately 14.7% of the outstanding shares of

Common Stock. David C. Hodgson is a GA Managing Director. Mr. Hodgson disclaims beneficial ownership of such shares beneficially owned by the General Atlantic Stockholders except to the extent of his pecuniary interest therein. Investment funds affiliated with General Atlantic have a minority ownership position in three entities that have broker dealer subsidiaries: Citco III Limited (“Citco”), Pierpont Securities Holdings LLC (“Pierpont”) and KCG Holdings, Inc. (“KCG”). Citco has one broker-dealer subsidiary, Citco Securities, Inc. (CS-I); Pierpont has one broker-dealer subsidiary, Pierpont Securities LLC; and KCG has four broker-dealer subsidiaries, OCTEG, LLC, Getco Execution Services, LLC, Getco Securities, LLC and Knight Capital Americas LLC. Each of the General Atlantic Stockholders acquired its shares in the ordinary course of business and at the time of the acquisition of such shares did not have any arrangements or understandings with any person to distribute the securities. The mailing address of the foregoing General Atlantic entities is c/o General Atlantic Service Company, LLC, 55 East 52nd Street, 32nd Floor, New York, NY 10055.  The mailing address of KG and GmbH Management is c/o General Atlantic GmbH, Maximilianstrasse 35b, 80539 Munich, Germany.

(3)
Given the terms of the Institutional Shareholder Agreement (as defined below under “—Material Relationships with Selling Stockholders—Institutional Shareholder Agreement”), the General Atlantic Stockholders and the Quadrangle Stockholders (as defined below) may be deemed to constitute a “group” that, as of the date set forth above, collectively beneficially owns approximately 17,237,486 shares of common stock, or 31.1% of the Company’s total number of shares of common stock outstanding for purposes of Section 13(d)(3) of the Exchange Act. Each of the General Atlantic Stockholders and the Quadrangle Stockholders disclaims beneficial ownership of the shares of common stock beneficially owned by the other parties to the Institutional Shareholder Agreement.

(4)
QCP GP Investors II LLC is the general partner of Quadrangle GP Investors II LP, which is the general partner of each of Quadrangle Capital Partners II LP, Quadrangle Select Partners II LP and Quadrangle Capital Partners II-A LP (collectively, the “Quadrangle Stockholders” and, together with Quadrangle GP Investors II LP, the “Quadrangle Entities”). QCP GP Investors II LLC disclaims beneficial ownership of the shares of common stock that may be deemed beneficially owned by the Quadrangle Entities or any of their affiliates. The investment committee of QCP GP Investors II LLC makes voting and investment decisions with respect to the securities held by the Quadrangle Entities. One of the members of the investment committee of QCP GP Investors II LLC is Peter R. Ezersky, who is a member of our board of directors. Each of Mr. Ezersky and the other members of the investment committee of QCP GP Investors II LLC disclaim ownership of such shares that may be deemed beneficially owned by the Quadrangle Entities or any of their affiliates. The mailing address for the Quadrangle Shareholders is 1065 Avenue of the Americas, New York, NY 10018.

(5)	Such person's business address is c/o Dice Holdings, Inc., 1040 Avenue of the Americas, 16th Floor, New York, NY 10018.
(6)
This amount includes 51,949 shares held by John Benson and Denton & Co Trustees Limited, Mr. Benson’s pension plan.  This amount also includes 68,228 shares held by Mr. Benson’s wife, which Mr. Benson may be deemed to indirectly beneficially own, and options to purchase 441,992 shares of common stock that are vested and exercisable or will become vested and exercisable within 60 days and includes unvested restricted shares of 23,750.

(7)	Includes 51,949 shares held by John Benson and Denton & Co Trustees Limited, Mr. Benson’s pension plan.
(8)
This amount includes options to purchase 227,757 shares of Common Stock that are vested and exercisable or will become vested and exercisable within 60 days and includes unvested restricted shares of 38,750.

(9)
This amount includes options to purchase 1,368,172 shares of common stock that are vested and exercisable or will become vested and exercisable within 60 days and includes unvested restricted shares of 183,500.

(10)
This amount includes options to purchase 2,408,658 shares of common stock that are vested and exercisable or will become vested and exercisable within 60 days and includes unvested restricted shares of 212,125.

(11)
This amount includes options to purchase 130,850 shares of common stock that are vested and exercisable or will become vested and exercisable within 60 days and includes unvested restricted shares of 29,500.

(12)	This amount includes options to purchase 400,985 shares of common stock that are vested and exercisable or will become vested and exercisable within 60 days.
(13)
This amount includes options to purchase 139,877 shares of common stock that are vested and exercisable or will become vested and exercisable within 60 days and includes unvested restricted shares of 13,250.

Material Relationships with Selling Stockholders

John Benson, who is a selling stockholder under this prospectus and any accompanying prospectus supplement, is an officer of the Company.

Institutional Shareholder Agreement

The Company, the General Atlantic Stockholders, the Quadrangle Stockholders (and together with the General Atlantic Stockholders, the “Principal Stockholders”) and certain of our directors and officers, including Brian Campbell, Michael P. Durney, Scot W. Melland, Constance Melrose and Kent Thompson, as well as Thomas Silver, who are selling stockholders under this prospectus and any accompanying prospectus supplement (the “Management Stockholders”) are party to the Institutional and Management Shareholder Agreement, dated July 23, 2007 (the “Institutional Shareholder Agreement”). The Institutional Shareholder Agreement contains restrictions on the ability of the Principal Stockholders and the Management Stockholders to transfer shares of our common stock and provisions related to registration rights granted to such stockholders.

In addition, the Institutional Shareholder Agreement contains provisions related to the composition of our board of directors and the committees of our board of directors and our corporate governance. Specifically, the Institutional Shareholder Agreement requires that the board consist of at least eight directors, one of whom must be our Chief Executive Officer. Under the Institutional Shareholder Agreement, each of the Principal Stockholders has the right to designate up to (1) three members of our board of directors if such Principal Stockholder owns 17.5% or more of our common stock, (2) two members of our board of directors if it owns less than 17.5% but at least 10% of our common stock and (3) one member of our board of directors if it owns less than 10% but at least 5% of our common stock. Each Principal Stockholder has agreed to vote its shares in favor of the directors designated by the other Principal Stockholder in accordance with the terms of the Institutional Shareholder Agreement. Initially, the Principal Stockholders each only designated two members to our board of directors. Currently, Peter Ezersky has been designated as a member of our board of directors by the Quadrangle Stockholders and H. Raymond Bingham and David Hodgson have been designated as members of our board of directors by the General Atlantic Stockholders. If both Principal Stockholders hold less than 5% of our common stock, these provisions terminate.

Restrictions on Transfer

Under the Institutional Shareholder Agreement, neither of the Principal Stockholders may sell or transfer shares of our capital stock (except for transfers to certain permitted transferees or certain block sale transfers) without the consent of the other Principal Stockholder. Additionally, the Principal Stockholders and the Management Stockholders have agreed not to sell any shares during the period beginning 14 days prior to the effective date of a registration statement filed in connection with the exercise of demand or piggyback registration rights by any stockholder until the earlier of (1) 90 days after any public offering and (2) the expiration of the underwriters lock-up period for the applicable offering, provided that the Principal Stockholders and Management Stockholders have agreed that notwithstanding this provision, they will remain subject to the terms of any underwriter lock-up agreement for the applicable offering.

Other Provisions

Under the Institutional Shareholder Agreement, we have agreed that the doctrine of “corporate opportunity” will not apply against our Principal Stockholders in a manner that would prohibit them from investing in competing businesses or doing business with our clients and customers.

The Institutional Shareholder Agreement requires us to deliver to each stockholder who is a party to the agreement and owns 5% or more of our common stock in the aggregate certain monthly financial statements as soon as practicable after they are available, subject to customary confidentiality provisions. Additionally, except to the extent available on the SEC’s EDGAR system, we are required to deliver to each stockholder who is a party to the agreement and owns 5% or more of our common stock copies of all financial statements, reports, notices and proxy statements and all regular and periodic reports, and registration statements or prospectuses filed by us with the SEC.

Registration Rights

Under the Institutional Shareholder Agreement, each of the Principal Stockholders is entitled to certain demand registration rights, including the right to require us to effect a shelf registration if we are eligible to file registration statements on Form S-3.

Under the Institutional Shareholder Agreement, in a demand registration, the non-requesting Principal Stockholder and the Management Stockholders are entitled to piggyback registration rights with respect to any registration request made by a Principal Stockholder, subject to limited exceptions. If the registration requested by a Principal Stockholder is in the form of an underwritten offering, and if the managing underwriter of the offering determines that the number of securities proposed to be offered would have an adverse affect on the offering, the number of shares included in the offering will be determined as follows:

•	first, shares offered by the Principal Stockholders and the Management Stockholders (but only to the extent such shares were not acquired pursuant to the exercise of options);

•	second, shares offered by any other stockholders (pro rata, based on the number of their respective shares requested to be included in such offering); and

•	third, shares offered by us for our own account.

The Institutional Shareholder Agreement also provides that each Principal Stockholder and Management Stockholder is entitled to piggyback registration rights with respect to any registration initiated by us, subject to certain limited exceptions. If we initiate a registration in the form of an underwritten offering, and if the managing underwriter of the offering determines that the number of securities proposed to be offered would have an adverse affect on the offering, then the number of shares included in the offering shall be determined as follows:

•	first, shares offered by us for our own account;

•
second, shares requested to be included by the Principal Stockholders and the Management Stockholders (pro rata, based on the number of their respective shares requested to be included in such offering); and

•	third, shares offered by any other stockholders (pro rata, based on the number of their respective shares requested to be included in such offering).

The Principal Stockholders and certain of the Management Stockholders are exercising registration rights in connection with the resale of the common shares owned by them in this prospectus and accompanying prospectus supplement.

In any registration, including the resale of the common shares owned by them in this prospectus and accompanying prospectus supplement, we have agreed to indemnify the participating Principal Stockholders and Management Stockholders and to pay all registration expenses (other than underwriting discounts and commissions and certain legal expenses of the selling stockholders).

Block Sales

Under the Institutional Shareholder Agreement, a Principal Stockholder may request to sell common stock in a block sale, provided that the Principal Stockholder gives written notice to us and the other Principal Stockholder. The other Principal Stockholder will then have the right to participate in the block sale on a proportional basis with the requesting Principal Stockholder. Each Principal Stockholder may make up to two block sales in any one year period, and each block sale must recognize proceeds of at least $20 million. These provisions terminate with respect to a Principal Stockholder if it owns less than 10% of our common stock.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock summarizes certain terms and provisions of our common stock and preferred stock, par value $0.01 per share, to which any prospectus supplement may relate. This section also summarizes relevant provisions of Delaware law. The following description of our common stock and preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Delaware law and our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Capital Stock

As of the date of this prospectus, our authorized capital stock consists of 240,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. As of October 25, 2013, we had 54,586,474 outstanding shares of common stock, excluding 1,742,626 shares of restricted stock, and no shares of preferred stock outstanding.

As of October 25, 2013, there were approximately 37 holders of record of our common stock.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Holders of the common stock do not have any preemptive rights or cumulative voting rights, which means that the holders of a majority of the outstanding common stock voting for the election of directors can elect all directors then being elected. The holders of our common stock are entitled to receive dividends when, as, and if declared by our board out of legally available funds. Upon our liquidation or dissolution, the holders of common stock will be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of common stock are, and the shares of common stock to be sold in this offering when issued and paid for will be, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of any series of preferred stock that may be issued in the future.

Preferred Stock

We are authorized to issue up to 20,000,000 shares of preferred stock. Our board of directors is authorized, subject to limitations prescribed by Delaware law and our Amended and Restated Certificate of Incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. Our board of directors is also authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company and may adversely affect the voting and other rights of the holders of our common stock, which could have an adverse impact on the market price of our common stock.

Certain Certificate of Incorporation, By-Law and Statutory Provisions

The provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws and of the Delaware General Corporation Law summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt of the Company.

Directors’ Liability; Indemnification of Directors and Officers

Our Amended and Restated Certificate of Incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except:

•	for any breach of the duty of loyalty;

•	for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;

•	for liability under Section 174 of the Delaware General Corporation Law (relating to unlawful dividends, stock repurchases, or stock redemptions); or

•	for any transaction from which the director derived any improper personal benefit.

This provision does not limit or eliminate our rights or those of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. The provisions do not alter the liability of directors under federal securities laws. In addition, our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws provide that we indemnify each director and the officers, employees, and agents determined by our board of directors to the fullest extent provided by the laws of the State of Delaware.

Corporate Opportunity

Our Amended and Restated Certificate of Incorporation also provides that the doctrine of “corporate opportunity” will not apply against our Principal Stockholders in a manner that would prohibit them from investing in competing businesses or doing business with our clients or customers. See “Risk Factors—We are controlled by two groups of principal stockholders, as well as management stockholders, whose interest in our business may be different than yours” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 incorporated by reference in this prospectus.

Special Meetings of Stockholders

Our Amended and Restated Certificate of Incorporation provides that special meetings of stockholders may be called only by the chairman or by a majority of the members of our board. Stockholders are not permitted to call a special meeting of stockholders, to require that the chairman call such a special meeting, or to require that our board request the calling of a special meeting of stockholders.

Stockholder Action; Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Amended and Restated Certificate of Incorporation provides that stockholders may not take action by written consent, but may only take action at duly called annual or special meetings, unless the action to be effected by written consent and the taking of such action by written consent have expressly been approved in advance by the board. In addition, our Amended and Restated By-laws establish advance notice procedures for:

•	stockholders to nominate candidates for election as a director; and

•	stockholders to propose topics for consideration at stockholders’ meetings.

Stockholders must notify our corporate secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in our by-laws. To be timely, the notice must be received at our corporate headquarters not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. If the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year or for the first annual meeting following this offering, notice by the stockholder, to be timely, must be received not earlier than the 120th day prior to the annual meeting and not later than the later of the 90th day prior to the annual meeting or the 10th day following the day on which we notify stockholders of the date of the annual meeting, either by mail or other public disclosure. In the case of a special meeting of stockholders called to elect directors, the stockholder notice must be received not earlier than 120 days prior to the special meeting and not later than the later of the 90th day prior to the special meeting or 10th day following the day on which we notify stockholders of the date of the special meeting, either by mail or other public disclosure. Notwithstanding the above, in the event that the number of directors to be elected to the board at an annual meeting is increased and we do not make any public announcement naming the nominees for the additional directorships at least 100 days before the first anniversary of the preceding year’s annual meeting, a stockholder notice of nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered not later than the close of business on the 10th day following the day on which such public announcement is first made. These provisions may preclude some stockholders from bringing matters before the stockholders at an annual or special meeting or from nominating candidates for director at an annual or special meeting.

Election and Removal of Directors

Our board is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders. Our stockholders may only remove directors for cause and with the vote of at least 66 2/3% of the total voting power of our issued and outstanding capital stock entitled to vote in the election of directors. Our board of directors may elect a director to fill a vacancy, including vacancies created by the expansion of the board of directors. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of our directors.

Our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws do not provide for cumulative voting in the election of directors.

Amendment of the Certificate of Incorporation and By-Laws

Our Amended and Restated Certificate of Incorporation provides that the affirmative vote of the holders of at least 66 2/3% of the voting power of our issued and outstanding capital stock entitled to vote in the election of directors, is required to amend the following provisions of our Amended and Restated Certificate of Incorporation:

•	the provisions relating to our classified board of directors;

•
the provisions relating to the number and election of directors, the appointment of directors upon an increase in the number of directors or vacancy, and the provisions relating to the removal of directors;

•	the provisions requiring a 66⅔% stockholder vote for the amendment of certain provisions of our articles of incorporation and for the adoption, amendment or repeal of our by-laws;

•	the provisions relating to the restrictions on stockholder actions by written consent; and

•	the provisions relating to the calling of meetings of stockholders.

In addition, the board of directors is permitted to alter our by-laws without obtaining stockholder approval and the affirmative vote of holders of at least 66⅔% of the voting power of our issued and outstanding capital stock entitled to vote in the election of directors will be required for any amendment to our by-laws by the stockholders.

Anti-Takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an interested stockholder (defined generally as a person owning 15% or more of the corporation’s outstanding voting stock) of a Delaware corporation from engaging in a business combination (as defined) for three years following the date that person became an interested stockholder unless various conditions are satisfied.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

New York Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange under the symbol “DHX.”

PLAN OF DISTRIBUTION

We or the selling stockholders may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

In addition, we or the selling stockholders may enter into option, share lending or other types of transactions that require us or such selling stockholders, as applicable, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or the selling stockholders may also enter into hedging transactions with respect to our securities or the securities of such selling stockholders, as applicable. For example, we or the selling stockholders may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•
enter into option or other types of transactions that require us or the selling stockholders, as applicable, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.

We or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or such selling stockholders, as applicable, or borrowed from us, such selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or the securities of such selling stockholders, as applicable, or in connection with a concurrent offering of other securities.

Shares of common stock may also be exchanged for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.
Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we and/or such selling stockholders, as applicable, will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or the selling stockholders in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•
in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling stockholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by us or the selling stockholders or through agents designated by us or such selling stockholders, as applicable, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or such selling stockholders, as applicable, to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or by selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the

Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us or the selling stockholders, as applicable. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we or the selling stockholders, as applicable, must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us or the selling stockholders in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us and/or such selling stockholders, as applicable, or affiliates of ours and/or theirs, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us and/or the selling stockholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us and/or such selling stockholders for certain expenses.

Any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us or the selling stockholders for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

The maximum compensation we will pay to underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements and the related financial statement schedules incorporated in this prospectus by reference from Dice Holdings, Inc.’s Annual Report on Form 10-K, and the effectiveness of Dice Holdings, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, Dice Holdings filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. These filings are available to the public on the SEC’s website at www.sec.gov. You may also read and copy any document the Company files at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Dice Holdings maintains a website at www.diceholdingsinc.com where its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy and information statements  and all amendments to those reports are available without charge, as soon as reasonably practicable after those reports are filed with or furnished to the SEC.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference the following documents which have been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2012;

•	Our Definitive Proxy Statement on Schedule 14A for the 2013 Annual Meeting of Stockholders, filed on April 10, 2013;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013;

•	Our Current Reports on Form 8-K filed on April 23, 2013, May 23, 2013, July 24, 2013, July 29, 2013, October 10, 2013, October 16, 2013 and October 29, 2013; and

•	The description of the Company’s common stock set forth in the Company’s Registration Statement on Form 8-A filed on July 11, 2007.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date we stop offering securities pursuant to this prospectus, shall be incorporated by reference in this prospectus from the date of filing of such documents. The information contained on our website (www.diceholdingsinc.com) is not incorporated into this prospectus.

We will provide to each person to whom a prospectus is delivered a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus. You may request a copy of these filings or a copy of any or all of the documents referred to above which have been incorporated in this prospectus by reference, at no cost, by contacting Dice Holdings, Inc., 1040 Avenue of the Americas, 16th Floor, New York, New York 10018, Attention: Corporate Secretary; (212) 725-6550.

You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Common Stock

Preferred Stock

P R O S P E C T U S

                    , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                      Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be borne by Dice Holdings, Inc. in connection with the issuance and distribution of the securities being registered, excluding underwriting fees and expenses. All the amounts shown are estimates except the registration fee paid to the Securities and Exchange Commission.

SEC registration fee	$12,543.81
Printing and duplicating expenses	$35,000.00
Legal fees and expenses	$50,000.00
Accounting fees and expenses	$25,000.00
Miscellaneous expenses	$10,000.00
Total	$132,543.81

Item 15.                      Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law. Our Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, a director will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. In addition, our Amended and Restated By-laws provide that we will indemnify each director and officer and may indemnify employees and agents, as determined by our board, to the fullest extent provided by the laws of the State of Delaware.

The foregoing statements are subject to the detailed provisions of section 145 of the DGCL and our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws.

Section 102 of the DGCL permits the limitation of directors’ personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (iv) any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

We maintain directors’ and officers’ liability insurance for our officers and directors.

Item 16.                      Exhibits.

A list of exhibits filed with this registration statement is contained in the exhibits index, which is incorporated by reference.

Item 17.                      Undertakings.

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Dice Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 29, 2013.

DICE HOLDINGS, INC.

By:	/s/ MICHAEL P. DURNEY
Name:	Michael P. Durney
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Brian P. Campbell, Michael P. Durney and John J. Roberts or any of them his or her true and lawful agent, proxy and attorney in fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney in fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys in fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 29, 2013.

Signature	Title/Position

/s/ MICHAEL P. DURNEY	President and Chief Executive Officer
Michael P. Durney	(Principal Executive Officer)

/s/ JOHN J. ROBERTS	Chief Financial Officer
John J. Roberts	(Principal Financial Officer)

/s/ SCOT W. MELLAND	Director
Scot W. Melland

/s/ JOHN W. BARTER	Director
John W. Barter

Director
H. Raymond Bingham

/s/ PETER R. EZERSKY	Chairman, Director
Peter R. Ezersky

Director
David S. Gordon

/s/ DAVID C. HODGSON	Director
David C. Hodgson

/s/ GOLNAR SHEIKHOLESLAMI	Director
Golnar Sheikholeslami

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement for Equity Securities.

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-33584) filed on July 23, 2007).

3.2	Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-33584) filed on July 23, 2007).

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-141876)).

4.2
Institutional and Management Shareholder Agreement, dated as of July 23, 2007, by and among Dice Holdings, Inc., the Quadrangle Entities named therein, the General Atlantic Entities named therein and the Management Shareholders named therein (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-33584) filed on July 23, 2007).

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

12.1	Computation of ratio of earnings to fixed charges and preferred stock dividends of Dice Holdings, Inc.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in Exhibit 5.1).

*      To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.